SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






         Date of Report (Date of earliest event reported) April 25, 2003







                            PENN-AMERICA GROUP, INC.
            (Exact name of registration as specified in this charter)







         Pennsylvania                   0-22316                 23-2731409
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)          Number)             Identification No.)



420 S. York Road, Hatboro, Pennsylvania                19040
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:   (215) 443-3600

Items 1-6 and 8.  None

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99.1 Press release dated April 25, 2003 announcing trust preferred offering.


Item 9.  Regulation FD Disclosure

         Penn-America Group, Inc. announced today it has executed an agreement for the private placement sale of $15 million of thirty-year floating rate trust preferred securities through a wholly owned trust subsidiary. The company anticipates that the transaction will close by May 15, 2003, subject to the satisfaction of applicable closing conditions.
         The company's trust subsidiary will have the right to call the trust preferred securities at par after five years from the date of issuance. The intended use of proceeds is to support business growth of the company's insurance operations and general corporate purposes.
         The trust preferred securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will only be offered and sold under an applicable exemption from registration requirements under the Securities Act. Keefe, Bruyette & Woods, Inc. and FTN Financial Capital Markets acted as Placement Agents.



                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PENN-AMERICA GROUP, INC.



Date:  April 25, 2003
                                      BY: /s/ Garland P. Pezzuolo
                                       Garland P. Pezzuolo
                                       (Vice President, Secretary and General
                                        Counsel)